Exhibit 99.1

Solta Medical Reports Fourth Quarter 2011 Results

Fourth Quarter Product Revenue Up 11% from Prior Year

Ninth Consecutive Quarter of Non-GAAP Operating Income

Company Commences Shipments of Liposonix Systems

HAYWARD, Calif., February 13, 2012 — Solta Medical, Inc. (NASDAQ: SLTM), a global leader in the medical aesthetics market, today reported product revenue during the fourth quarter of 2011 grew 11% as compared with the quarter ended December 31, 2010. Sales of new systems and upgrades rose 14% to $15.9 million. Revenue from treatment tips and other consumables of $15.9 million grew $1.3 million, or 9%, as compared to the fourth quarter of 2010, and accounted for 48% of total revenue. Total revenue for the quarter, including service and other revenue, of $33.2 million increased $3.1 million, or 10%, compared to the same period last year.

“As we anticipated, our Clear + Brilliant skin rejuvenation platform helped drive double-digit product revenue growth for the second consecutive quarter. Clear + Brilliant is a unique approach to laser skin care for patients looking to prevent the signs of aging skin and to maintain a youthful appearance. The treatment is comfortable, fast, effective, and affordable, with results that go beyond spa treatments, lotions, and creams,” said Stephen J. Fanning, Chairman, President & CEO of Solta Medical. “We also initiated the commercial roll-out of the second generation Liposonix non-invasive fat reduction system, and the initial response from physicians and patients has been very positive.”

GAAP net income for the quarter was $1.0 million, or $0.02 per diluted share, as compared to GAAP net loss of $0.2 million, or $0.00 per share, reported for the fourth quarter of 2010. The fourth quarter of 2011 includes a $6.4 million benefit for income taxes arising from a one-time release of the Company’s valuation allowance to offset deferred tax liabilities generated from acquiring Liposonix. Non-GAAP net loss for the quarter was $23,000, or $0.00 per share, as compared to non-GAAP net income of $1.7 million, or $0.03 per diluted share, for the same period last year. Non-GAAP earnings before interest, taxes, depreciation, and amortization (EBITDA) totaled $1.3 million for the fourth quarter.

Solta Medical’s GAAP results for the fourth quarter include non-cash amortization, other acquisition related charges, and severance of $4.3 million, non-cash stock based compensation charges of $1.0 million, as well as the one-time release of our valuation allowance to offset deferred tax liabilities generated from acquiring Liposonix of $6.4 million. The Company provides additional non-GAAP financial measures that exclude these charges and expenses. A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

“We produced our ninth consecutive quarter of non-GAAP operating income despite incurring additional operating costs for November and December at the Liposonix facility with little immediate benefit of Liposonix revenue. We are the only company in the aesthetic energy device space with this sustained record of performance,” said Mr. Fanning. “In addition, we have nearly completed the integration process related to the acquisition of Liposonix and our production ramp at the facility in Washington is on schedule.”

Product revenue for the twelve months ended December 31, 2011 grew year-over-year by 7%. Total revenue for the full year including service and other revenue of $116.0 million increased $5.1 million, or 5%, compared to the prior year.

The GAAP net loss for the year was $1.3 million, or a loss of $0.02 per share, as compared to a net loss of $2.0 million, or a loss of $0.03 per share reported for the full year 2010. The full year 2011 results include a $6.4 million benefit for income taxes arising from a one-time release of the Company’s valuation allowance to offset deferred tax liabilities generated from acquiring Liposonix. Non-GAAP net income for the full year was $3.6 million, or $0.06 per diluted share as compared to non-GAAP net income of $6.8 million, or $0.11 per diluted share reported for the full year 2010. Non-GAAP EBITDA for the full year was $7.5 million.

Solta Medical’s GAAP results for the full year 2011 include non-cash amortization, other acquisition related charges, and severance of $8.0 million, non-cash stock based compensation charges of $3.3 million, and a one-time release of our valuation allowance to offset deferred tax liabilities generated from acquiring Liposonix of $6.4 million. The Company provides additional non-GAAP financial measures that exclude these charges and expenses. A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

Financial Outlook for 2012

The company provided a preliminary financial outlook for 2012 as follows:

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Revenue for the full year 2012 is expected to be approximately $140 million representing year-over-year revenue growth of approximately 20% driven by sales of the second generation Liposonix non-invasive fat reduction system.

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As a result of an anticipated higher proportion of revenue generated by sales of systems in 2012, non-GAAP gross margin is estimated to be in the range of 63% to 65% for the full year 2012. Non-GAAP gross margin excludes non-cash amortization charges, non-cash stock based compensation charges, severance costs, and acquisition related adjustments. For 2011, the company’s non-GAAP gross margin was 67%.

•

Positive non-GAAP EBITDA for every quarter and for the full-year 2012. Non-GAAP EBITDA excludes non-cash amortization charges, non-cash stock based compensation charges, severance costs, and acquisition related adjustments. For 2011 non-GAAP EBITDA totaled $7.5 million.

Non-GAAP Presentation

To supplement the condensed consolidated financial information presented on a GAAP basis, management has provided non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP EBITDA, non-GAAP net income (loss) and non-GAAP earnings (loss) per share measures that exclude the impact of acquisition related adjustments, severance costs, acquisition related costs, and stock-based compensation expenses. The Company believes that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the Company’s ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures attached to this release.

Conference Call Information

The Company will also host a conference call and webcast today, Monday, February 13, 2012, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific) to discuss the financial results and current corporate developments. The dial-in number for the conference call is 800-762-8779 for domestic participants and 480-629-9771 for international participants.

To access the live webcast of the call, go to Solta Medical’s website at www.solta.com and click on Investor Relations. An archived webcast will also be available at www.solta.com.

About Solta Medical, Inc.

Solta Medical, Inc. is a global leader in the medical aesthetics market providing innovative, safe, and effective solutions for patients that enhance and expand the practice of medical aesthetics for physicians. The company offers products to address a range of skin issues under the industry´s six premier brands: Thermage®, Fraxel®, Liposonix®, Isolaz®, CLARO® and Clear + Brilliant®. Thermage is an innovative, non-invasive radiofrequency procedure for tightening and contouring skin. As the leader in fractional laser technology, Fraxel delivers minimally invasive clinical solutions to resurface aging and sun damaged skin. The Liposonix system uses advanced high–intensity focused ultrasound (HIFU) technology to permanently destroy targeted fat just beneath the skin in the treatment areas of the abdomen and flanks as a noninvasive, nonsurgical approach to aesthetic waist circumference reduction. Isolaz was the first laser or light based system indicated for the treatment of inflammatory acne, comedonal acne, pustular acne, and mild–to–moderate inflammatory acne. CLARO is a personal care acne system that is the first FDA cleared over–the–counter IPL device that uses a powerful combination of both heat and light to clear skin quickly and naturally. Clear + Brilliant is a unique, cost–effective treatment that utilizes safe, fractional laser technology to correct and prevent early signs of aging and is FDA cleared and CE marked. Since 2002, over one million Thermage, Fraxel and Isolaz procedures have been performed in over 100 countries. For more information about Solta Medical, call 1-877-782-2286 or log on to www.Solta.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for 2012. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Solta Medical’s actual results to differ materially from the statements contained herein. Factors that might cause such a difference include the risk that physician adoption of our systems does not grow, the risk that customers do not continue to purchase treatment tips, the possibility that the market for the sale of new products does not develop as expected, and the risks relating to Solta Medical’s ability to achieve its stated financial goals as a result of, among other things, economic conditions and consumer and physician confidence causing changes in consumer and physician spending habits that affect demand for our products and treatments. Further information on potential risk factors that could affect Solta Medical’s business and its financial results are detailed in its Form 10-Q for the quarter ended September 30, 2011, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Solta Medical undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SOURCE Solta Medical, Inc.

CONTACT:

Jack Glenn	Doug Sherk/Jenifer Kirtland
Chief Financial Officer	EVC Group
510-786-6890	415-568-4887

Web Site: http://www.Solta.com

Solta Medical, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net revenue	$33,168	$30,066	$115,984	$110,932
Cost of revenue	14,064	11,790	42,364	41,400

Gross margin	19,104	18,276	73,620	69,532

Operating expenses:
Sales and marketing	12,244	11,178	46,761	42,665
Research and development	5,246	3,794	16,124	16,324
General and administrative	6,640	3,625	17,765	14,627
Legal settlement gain	—	—	—	(2,213)

Total operating expenses	24,130	18,597	80,650	71,403

Loss from operations	(5,026)	(321)	(7,030)	(1,871)
Interest income	7	11	59	55
Interest expense	(119)	(35)	(209)	(190)
Other income and expense, net	(121)	74	(309)	208

Loss before income taxes	(5,259)	(271)	(7,489)	(1,798)
Provision (benefit) for income taxes	(6,306)	(81)	(6,160)	222

Net income (loss)	$1,047	($190)	($1,329)	($2,020)

Net income (loss) per share:
Basic	$0.02	($0.00)	($0.02)	($0.03)

Diluted	$0.02	($0.00)	($0.02)	($0.03)

Weighted average shares outstanding used in calculating net income (loss) per share:
Basic	60,959,189	59,635,638	60,573,428	58,908,611

Diluted	62,044,555	59,635,638	60,573,428	58,908,611

Solta Medical, Inc.

NON-GAAP RECONCILIATION OF GROSS MARGIN, OPERATING INCOME (LOSS), EBITDA, NET

INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
GAAP Gross margin	$19,104	$18,276	$73,620	$69,532

GAAP gross margin as % of sales	58%	61%	63%	63%

Non-GAAP adjustments to gross margin:
GAAP Gross margin	$19,104	$18,276	$73,620	$69,532
Amortization and other non-cash acquisition related charges	1,418	883	3,951	3,825
Stock-based compensation	173	62	442	270

Non-GAAP gross margin	$20,695	$19,221	$78,013	$73,627

Non-GAAP gross margin as % of sales	62%	64%	67%	66%

GAAP loss from operations	($5,026)	($321)	($7,030)	($1,871)
Non-GAAP adjustments to net loss from operations:
Amortization and other non-cash acquisition related charges	2,945	1,215	5,397	5,157
Severance expenses	260	—	260	55
Acquisition-related expenses	1,120	109	2,355	1,087
Stock-based compensation	1,016	579	3,297	2,502

Non-GAAP income from operations	$315	$1,582	$4,279	$6,930
Depreciation expenses	991	781	3,269	2,926

Non-GAAP EBITDA	$1,306	$2,363	$7,548	$9,856

GAAP net income	$1,047	($190)	($1,329)	($2,020)
Non-GAAP adjustments to net income (loss):
Amortization and other non-cash acquisition related charges	2,945	1,215	5,397	5,157
Severance expenses	260	—	260	55
Acquisition-related expenses	1,120	109	2,355	1,087
Stock-based compensation	1,016	579	3,297	2,502
Acquisition-related income tax benefit	(6,411)	—	(6,411)	—

Non-GAAP net income (loss)	($23)	$1,713	$3,569	$6,781

GAAP basic net income (loss) per share	$0.02	($0.00)	($0.02)	($0.03)
Non-GAAP adjustments to basic income (loss) per share:
Amortization and other non-cash acquisition related charges	$0.05	$0.02	$0.09	$0.09
Severance expenses	$0.00	$0.00	$0.00	$0.00
Acquisition-related expenses	$0.02	$0.00	$0.05	$0.02
Stock-based compensation	$0.02	$0.01	$0.05	$0.04
Acquisition-related income tax benefit	($0.11)	$0.00	($0.11)	$0.00

Non-GAAP basic net income (loss) per share	($0.00)	$0.03	$0.06	$0.12

Non-GAAP diluted net income (loss) per share	($0.00)	$0.03	$0.06	$0.11

GAAP weighted average shares outstanding used in calculating basic net income (loss) per share	60,959,189	59,635,638	60,573,428	58,908,611

GAAP weighted average shares outstanding used in calculating diluted net income (loss) per share	62,044,555	59,635,638	60,573,428	58,908,611
Adjustments for dilutive potential common stock	1,806,441	2,510,197	3,555,057	2,056,496

Weighted average shares outstanding used in calculating non-GAAP diluted net income per share	63,850,996	62,145,835	64,128,485	60,965,107

Solta Medical, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars, except share and per share data)

(unaudited)

	December 31, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$17,417	$36,898
Accounts receivable	13,282	12,426
Inventories	16,524	10,549
Prepaid expenses and other current assets	8,626	5,906

Total current assets	55,849	65,779
Property and equipment, net	6,818	6,227
Purchased intangible assets, net	49,352	36,809
Goodwill	96,620	49,481
Other assets	659	249

Total assets	$209,298	$158,545

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$5,767	$6,358
Accrued liabilities	16,126	12,030
Current portion of deferred revenue	4,521	3,428
Short-term borrowings	7,441	9,528
Customer deposits	610	441

Total current liabilities	34,465	31,785
Deferred revenue, net of current portion	824	969
Term loan, net of current portion	16,959	98
Non-current tax liabilities	2,975	3,372
Contingent consideration liability	27,800	—
Other liabilities	92	177

Total liabilities	83,115	36,401

Stockholders’ equity:
Common stock, $0.001 par value: 100,000,000 shares authorized 61,130,740 and 59,728,410 shares issued and outstanding at December 31, 2011 and December 31, 2010	61	60
Additional paid-in capital	198,565	193,198
Accumulated deficit	(72,443)	(71,114)

Total stockholders’ equity	126,183	122,144

Total liabilities and stockholders’ equity	$209,298	$158,545